FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2006

OPEN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858) 794-8800
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2006, Open Energy Corporation (the “Company”) amended the Consulting Agreement, dated as of March 30, 2006, with Connect by Computer, LLC (“CBC”), an entity affiliated with Mr. Ron Gangemi, a director and the Chief Technology Officer of the Company. In connection with such an amendment, we reduced the aggregate number of shares that are issuable to CBC upon meeting certain revenue milestones set forth in the Consulting Agreement from 2,000,000 shares to 400,000 shares of common stock and granted to CBC options to purchase, in the aggregate, 1,800,000 shares of the Company’s common stock, with the exercise price of $0.43 per share, which options shall vest if certain additional milestones based on CBC’s intellectual property contributions to the Company are satisfied on or prior to May 31, 2008. A copy of Amendment No. 1 to the Consulting Agreement is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits.

10.1         Amendment No. 1 to CBC Consulting Agreement, dated December 14, 2006. Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

Date: December 19, 2006	By:	/s/ Cheryl J. Bostater
Name: Cheryl J. Bostater
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Amendment No. 1 to CBC Consulting Agreement, dated December 14, 2006. Filed herewith.